                                                                    Exhibit 99.2


                      TRANSMITTAL OF FINANCIAL REPORTS AND
                        CERTIFICATION OF COMPLIANCE WITH
                  UNITED STATES TRUSTEE OPERATING REQUIREMENTS
                FOR THE COPPERWELD BUSINESS FOR THE PERIOD ENDED
                                NOVEMBER 30, 2003



                                             :
IN RE:                                       :     CHAPTER 11
                                             :
LTV STEEL COMPANY, INC.,                     :     JOINTLY ADMINISTERED
A NEW JERSEY CORPORATION, ET AL.,            :     CASE NO. 00-43866
                                             :
                                 DEBTORS.    :     CHIEF JUDGE WILLIAM T. BODOH


         As Interim Chief Financial Officer of Copperweld Corporation ("Copperweld"), a corporation organized under the laws of the State of Delaware and one of the debtors and debtors in possession in the above-captioned Chapter 11 cases (collectively, the "Debtors"), I hereby affirm that:

         1. I have reviewed the following Copperweld Business financial reports for November 2003 attached hereto (collectively, the "Statements) - Summarized Operating Results, Balance Sheet and Cash Flow.

         2. The Statements are based on the Debtors' books and records maintained in the ordinary course of business. The statements have been prepared in accordance with normal and customary accounting practices and fairly and accurately reflect the relevant information for the applicable period.

         3. The insurance described in Section 4 of the Operating Instructions and Reporting Requirements for Chapter 11 Cases (the "Operating Instructions") issued by the U.S. Trustee remains in force.

         4. All postpetition taxes are current and have been paid in the ordinary course of business.

         5. No professional fees have been paid without specific court authorization.

         The Statements were prepared by Copperweld under my direction and supervision. Copperweld verifies that, to the best of its knowledge, the information set forth in the Statements is true and correct.


Dated:  December 12, 2003                      /s/ James Smith
                                               -------------------------------
                                               James Smith
                                               Interim Chief Financial Officer
                                               Copperweld Corporation

THE LTV CORPORATION
COPPERWELD BUSINESS
OPERATING RESULTS YEAR-TO-DATE
(UNAUDITED)
($ IN MILLIONS)

                                                11 Months Ended
                                                  November 30
                                          ---------------------------
                                           2003                2002
                                          -------             -------
Revenues                                   $705.2              $728.6

Cost of Sales                          (a)  688.3               670.8
                                          -------             -------
     Gross Profit                            16.9                57.8

SG&A                                         51.8                50.4
Other (income)/expense                       (1.3)               (0.4)

Interest Expense                             18.2                19.0
Special Charges / Other                (b)   34.6                (0.1)
Chapter 11 Admin Expenses                     7.8                 2.9
                                          -------             -------
     Pretax Income                          (94.2)              (14.0)

Tax Provision                               (10.9)                1.4
                                          -------             -------
     Net Income                        (c) $(83.3)             $(15.4)
                                          =======             =======


(a) Cost of Sales includes Piqua Plant shutdown charges of $4.5 and Shelby Plant labor contract agreement charges of $1.6.

(b) Special Charges includes shutdown charges of $17.4, pension write-offs of $10.2, and CIP write-off of $2.0.

(c) Without these one time charges noted above, Net Income would be ($47.6).

THE LTV CORPORATION
COPPERWELD BUSINESS
BALANCE SHEET
(UNAUDITED)
($ IN MILLIONS)

                                                                   November 30     December 31
                                                                      2003            2002
                                                                   -----------     -----------
Current Assets
        Cash and cash equivalents                                   $   30.6        $    5.1
        Receivables                                                    112.8            89.1
        Inventories                                                    114.6           148.6
        Prepaid and other current assets                                 1.3             3.2
                                                                    --------        --------
                                                                       259.3           246.0
                                                                    --------        --------

Non Current Assets
        Property, plant and equipment                                  320.9           350.2
        Intangible and other non current assets                         51.1            60.3
                                                                    --------        --------
                Total Assets                                        $  631.3        $  656.5
                                                                    ========        ========

Current Liabilities
        Accounts payable                                            $   46.8        $   36.8
        Other accrued liabilities                                       19.7            34.5
        Current maturities of debt                                     252.5           259.1
                                                                    --------        --------
                                                                       319.0           330.4
                                                                    --------        --------

Non Current Liabilities                                             $   45.9        $   76.3

Liabilities Subject to Compromise                                   $   62.8        $  435.8

Total Shareholder's Equity (Deficit)                                $  203.6        ($ 186.0)
                                                                    --------        --------
                Total Liabilities and Shareholder's Equity          $  631.3        $  656.5
                                                                    ========        ========


        See the accompanying notes to Copperweld Business Balance Sheet.

THE LTV CORPORATION
Notes to Copperweld Business Balance Sheet  - November 2003

The Copperweld Business financial data for the periods presented is unaudited. The Copperweld Business has performed impairment tests of goodwill and determined that impairment existed and, accordingly, recorded the impact as a cumulative effect of a change in accounting principle. As a result, the financial information for 2002 has been restated as of January 1, 2002 and the accounting change has been reflected in the balance sheet as of November 30, 2003. In addition, the tax provision includes a $7.9 million Federal tax refund received in July. November YTD Net Income includes $29.6 of special charges comprised of plant shutdown charges of $17.4 , Pittsburgh & Shelby pension write-offs of $10.2, and the write off of impaired Construction in Progress at Fayetteville of $2.0. On November 17, 2003, the court approved an intercompany settlement between LTV and Copperweld. In November, Copperweld received $22.0 million from LTV and wrote off $370.9 million of intercompany debt owed to LTV. This settlement was recorded as an adjustment to equity and therefore did not flow through the income statement.

Prior to January 2003, LTV Copperweld had consisted primarily of two businesses
- (1) the Pipe and Conduit Business (consisting of LTV Steel Tubular Company, a division of LTV Steel Company, Inc., and Georgia Tubing Corporation) (the "Pipe and Conduit Business") and (2) the Copperweld Business consisting of Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Holdings, Inc., and their wholly-owned subsidiaries (the "Copperweld Business"). The Pipe and Conduit Business and Copperweld Business collectively were referred to as the "LTV Copperweld Business". On December 31, 2002, substantially all the assets and liabilities of the Pipe and Conduit Business were sold. Any remaining assets and liabilities were retained by LTV Steel or The LTV Corporation and are not part of the ongoing Copperweld Business that is in the process of reorganization. Accordingly, the financial information for all periods presented excludes the Pipe and Conduit Business and only reflects the ongoing Copperweld Business. On October 16, 2002, the Debtors announced that they intend to reorganize the Copperweld Business as a stand-alone company.

In May 2002, an agreement for a $300.0 million debtor-in-possession financing facility ("Copperweld Facility") was reached with a financial institution and the participants in the LTV secured term loan ("LTV Secured Facility"). The LTV Secured Facility had been used to finance a portion of the 1999 acquisition of the Copperweld Business and was guaranteed by certain wholly owned domestic subsidiaries of LTV including the Copperweld domestic subsidiaries. The LTV Secured Facility had a balance of $193.9 million that was "rolled into" the Copperweld Facility. The Copperweld Facility includes a revolving credit facility in the amount of $106.1 million, a portion of which may be used to issue letters of credit. The amount that may be borrowed may be limited by the amount of available receivables and inventory. Interest is based on LIBOR plus 3.25%. Borrowings under the Copperweld Facility are secured by the assets of the Copperweld Business. Copperweld Corporation, Copperweld Canada Inc. and Welded Tube Holdings, Inc. are the borrowers under the Copperweld Facility. As of October 31, 2003, borrowings outstanding under the Copperweld Facility were $252.5 million, including the $193.9 million term loan, and $1.3 million of letters of credit were outstanding. Some of the borrowings under the revolving portion of the facility were used to repay a portion of the LTV debtor-in-possession facility that had been guaranteed by the Copperweld domestic subsidiaries and secured by receivables of Copperweld and to reimburse LTV Steel for certain inventory purchases. The Copperweld Facility can not be used to fund expenses of LTV Steel's former integrated steel operations. On May 15, 2003, the Court granted interim approval to extend the maturity of the Copperweld Facility to December 16, 2003. At the final hearing for the extension on June 3, 2003, the court granted approval. The extended Copperweld Facility agreement contains various restrictive covenants and requires Copperweld to achieve, commencing as of May 1, 2003, certain EBITDA targets throughout the term of the agreement and requires Copperweld to achieve certain benchmarks with respect to a plan of reorganization. Specifically, Copperweld agreed to file a plan of reorganization and disclosure statement on or before August 4, 2003 (extended to August 5, 2003 by Amendment) and to request that the Court commence a hearing on such disclosure statement no later than September 9, 2003. On August 5, 2003, the Copperweld Business filed a Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code for the Joint Plan of Reorganization of Copperweld Corporation and certain of its Debtor affiliates. The hearing on the Disclosure Statement was rescheduled to October 8, 2003. At that hearing, the court approved the Disclosure Statement. On November 17, 2003 the court approved Copperweld's plan of reorganization. The effective date for Copperweld's emergence from bankruptcy is now expected to be December 15, 2003.

As part of the Copperweld Business restructuring, two cost reduction programs were announced in May 2003. First, the Birmingham, Alabama tubular facility was closed and a Warn Notice was issued. This will result in the elimination of fifty employees. Secondly, the employment of 21 full time employees and 10 full time contracted employees was terminated at the Pittsburgh Headquarters. Effective July 1, Copperweld entered into a new lease at its Pittsburgh headquarters, reducing space from two floors to one floor with options to terminate the lease at 24 and 48 months. The new lease was approved by the Court on June 24, 2003. On June 20, 2003, Copperweld announced its plans to close the Piqua Mechanical Tubing Plant. On July 25, 2003, as required by the WARN Act, Copperweld issued a 60-day notice of plant closing to employees and other parties. The Piqua plant ceased welding operations in September 2003. Finishing and shipping operations will continue through year end.

THE LTV CORPORATION
COPPERWELD BUSINESS
YEAR-TO-DATE CASH FLOW
(UNAUDITED)
($ IN MILLIONS)

                                                                         11 Months Ended
                                                                           November 30
                                                                 --------------------------------
                                                                  2003                     2002
                                                                 -------                  -------
Net Income (Loss)                                                $ (83.3)                 $ (15.4)
Non Cash Special Charge                                       (a)   29.7                     (0.1)
Depreciation and Amortization                                       35.1                     33.7
(Increase) Decrease in Receivables                                 (23.7)                   (19.4)
(Increase) Decrease in Inventories                                  34.0                    (17.5)
Increase (Decrease) in Payables                                     10.0                      5.2
Other Changes                                                       20.7                     (1.1)
                                                                 -------                  -------
        Cash Provided by Operations                                 22.5                    (14.6)
                                                                 -------                  -------

Investing Activities:
        Capital Spending                                            (9.6)                   (19.2)

Financing Activities:
        Borrowings under Debt Facilities                           767.9                    740.5
        Rollover of the Term Loan                                    0.0                   (193.9)
        Repayment of Revolver Portion of Facility                 (774.5)                  (474.9)
        Debt Issuance Cost                                          (2.7)                    (4.8)
        Payments of Intercompany Advances                     (b)   22.0                    (46.7)
                                                                 -------                  -------
Net Cash Flow                                                    $  25.6                  $ (13.6)
                                                                 =======                  =======



(a) Special Charges includes shutdown charges of $17.4, pension write-offs of $10.2, and CIP write-off of $2.0.

(b)      Receipt of intercompany settlement from LTV